EXHIBIT n.1

                                 PHOENIX FUNDS
                                       AND
                             PHOENIX PARTNERS FUNDS
                                  (THE "FUNDS")

                            2004 AMENDED AND RESTATED
                           PLAN PURSUANT TO RULE 18F-3
                                    UNDER THE
                         INVESTMENT COMPANY ACT OF 1940


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                                  PHOENIX FUNDS
                                       AND
                             PHOENIX PARTNERS FUNDS
                                  (THE "FUNDS")

                            2004 AMENDED AND RESTATED
                           PLAN PURSUANT TO RULE 18F-3
                                    UNDER THE
                         INVESTMENT COMPANY ACT OF 1940

         Whereas, each of the open-end retail mutual funds currently in the Phoenix Funds Complex has had in place a series of versions of a Plan Pursuant to Rule 18f-3 under the Investment Company Act of 1940 ("Rule 18f-3 Plan");

         Whereas, each version of such Rule 18f-3 Plans essentially differs only in the fund combinations to which it applies, the fund names used, the dates of adoption and amendment and the share classes described therein; and

         Whereas, at this time the Board of Trustees of each of the Funds desires to consolidate all of the current plans into a single Rule 18f-3 Plan describing all provisions applicable to all classes of shares of all open-end retail mutual funds within the Phoenix Fund Complex, which plan will also reflect a number of new funds, share class openings and closings and name changes since the various versions of the Rule 18f-3 Plans were last amended;

         Now, therefore, the following shall constitute the Rule 18f-3 Plan for each of the Funds listed in the attached Schedule A and shall be known as the "2004 Amended and Restated Plan Pursuant to Rule 18f-3 under the Investment Company Act of 1940."

1.       Introduction
         ------------

         Pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended ("1940 Act"), this Plan describes the multi-class system for the Funds, including the separate classes of shares' arrangements for distribution, the method for allocating expenses to those classes and any related conversion or exchange privileges applicable to these classes.

         Upon the effective date of the original Rule 18f-3 Plan applicable to each of the Funds, the Funds shall continue to offer multiple classes of shares, as described herein, pursuant to Rule 18f-3 and this Plan.


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2.       The Multi-Class Structure
         -------------------------

         The portfolios of the Funds listed on Schedule A hereto shall offer up to six classes of shares as indicated on Schedule A: Class A, Class B, Class C, Class T, Class X and Class Y. Shares of the Multi-Class Portfolios shall represent an equal pro rata interest in the respective Multi-Class Portfolio and, generally, shall have identical voting, dividend, liquidation, and other rights, preferences, powers, restrictions, limitations, qualifications and terms and conditions, except that: (a) each class shall have a different designation;
(b) each class shall bear any Class Expenses, as defined by Section 2(b), below;
(c) each class shall have exclusive voting rights on any matter submitted to shareholders that relates solely to its distribution arrangement; and (d) each class shall have separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class. In addition, each class of shares shall have the features described in Sections a, b, c and d, below.

         a.       Distribution Plans
                  ------------------

         The Funds have adopted Distribution Plans pursuant to Rule 12b-1 with respect to Class A, Class B, Class C, Class T and Class Y for each Multi-Class Portfolio offered as indicated on Schedule A, containing substantially the following terms. The Funds have not adopted Distribution Plans pursuant to Rule 12b-1 for Class X shares; therefore Class X shares are not described in this subsection.

                  i. Class A shares of each Multi-Class Portfolio (except Phoenix-Goodwin Money Market Fund) shall pay Phoenix Equity Planning Corporation (the "Distributor") an amount on an annual basis equal to 0.25% of the average daily net assets of a Multi-Class Portfolio's Class A shares as compensation for providing personal service to shareholders (including shareholders of affiliated fund of funds investing in such Multi-Class Portfolio), including assistance in connection with inquiries relating to shareholder accounts, and for maintaining shareholder accounts as provided in the Class A Distribution Plan and any supplements thereto. Phoenix Portfolios shall also pay the Distributor a fee consisting of a distribution fee at the rate of 0.05% per annum of the average daily net asset value of a Multi-Class Portfolio's Class A Shares for services and expenses incurred in connection with distribution and marketing of shares thereof, as provided in the Class A Distribution Plan and any supplements thereto.

                  ii. Class B shares of each Multi-Class Portfolio shall pay the Distributor a fee consisting of a distribution fee at the rate of 0.75% per annum of the average daily net asset value of a Multi-Class Portfolio's Class B shares (0.50% for Phoenix-Goodwin Multi-Sector Short Term Bond Fund) and a service fee of 0.25% per annum of the average daily net asset value of a Multi-Class Portfolio's Class B shares for services and expenses incurred in connection with distribution and marketing of shares thereof, as provided in the Class B Distribution Plan and any supplements thereto.


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                  iii. Class C shares of each Multi-Class Portfolio shall pay the Distributor a fee consisting of a distribution fee at the rate of 0.75% per annum of the average daily net asset value of a Multi-Class Portfolio's Class C shares (0.25% for Phoenix-Goodwin Multi-Sector Short Term Bond Fund) and a service fee of 0.25% per annum of the average daily net asset value of a Multi-Class Portfolio's Class C shares for services and expenses incurred in connection with distribution and marketing of shares thereof, as provided in the Class C Distribution Plan and any supplements thereto.

                  iv. Class T shares shall pay the Distributor a fee consisting of a distribution fee at the rate of 0.75% per annum of the average daily net asset value of such Fund's Class C shares and a service fee of 0.25% per annum of the average daily net asset value of such Fund's Class C shares for services and expenses incurred in connection with distribution and marketing of shares thereof, as provided in the Class T Distribution Plan and any supplements thereto.

                  v. Class Y shares of each Multi-Class Portfolio shall reimburse Phoenix Equity Planning Corporation (the "Distributor") for costs and expenses incurred in connection with distribution and marketing of shares of the Fund (including shares of an affiliated fund of funds investing in such Multi-Class Portfolio), as provided in the Class Y Distribution Plan and any supplements thereto, subject to an annual limit of 0.25% of the average daily net assets of a Multi-Class Portfolio's Class Y shares.

         b.       Allocation of Income and Expenses
                  ---------------------------------

                  i.       General.
                           --------

                  The gross income, realized and unrealized capital gains and losses and expenses (other than Class Expenses, as defined below) of each Multi-Class Portfolio shall be allocated to each class on the basis of its net asset value relative to the net asset value of the Multi-Class Portfolio. Expenses to be so allocated include expenses of the Funds that are not attributable to a particular Multi-Class Portfolio or class of a Multi-Class Portfolio but are allocated to a Multi-Class Portfolio ("Fund Expenses") and expenses of a particular Multi-Class Portfolio that are not attributable to a particular class of that Multi-Class Portfolio ("Portfolio Expenses"). Fund Expenses include, but are not limited to, trustees' fees, insurance costs and certain legal fees. Portfolio Expenses include, but are not limited to, certain state registration fees, custodial fees, advisory fees and other expenses relating to the management of the Multi-Class Portfolio's assets.


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                  ii.      Class Expenses.
                           ---------------

                  Expenses attributable to a particular class ("Class Expenses") shall be limited to: (1) transfer agency fees; (2) stationery, printing, postage, and delivery expenses relating to preparing and distributing shareholder reports, prospectuses, and proxy statements; (3) state Blue Sky registration fees; (4) SEC registration fees; (5) expenses of administrative personnel and services to the extent related to another category of class-specific expenses; (6) trustees' fees and expenses; (7) accounting expenses, auditors' fees, litigation expenses, and legal fees and expenses; and
(8) expenses incurred in connection with shareholder meetings. Expenses described in subsection (a) (i) through (v) must be allocated to the class for which they are incurred. All other expenses described in this paragraph will be allocated as Class Expenses, if a Fund's President and Treasurer have determined, subject to Board approval or ratification, which of such categories of expenses will be treated as Class Expenses, consistent with applicable legal principles under the 1940 Act and the Internal Revenue Code of 1986, as amended ("Code").

                  In the event that a particular expense is no longer reasonably allocable by class or to a particular class, it shall be treated as a Fund Expense or Portfolio Expense as applicable, and in the event a Fund Expense or Portfolio Expense becomes allocable as a Class Expense, it shall be so allocated, subject to compliance with Rule 18f-3 and Board approval or ratification.

                  The initial determination of expenses that will be allocated as Class Expenses and any subsequent changes thereto as set forth in this Plan shall be reviewed by the Board of Trustees and approved by such Board and by a majority of the Trustees who are not "interested persons" of the Fund, as defined in the 1940 Act ("Independent Trustees").

                  iii. Waivers or Reimbursements of Expenses.
                       --------------------------------------

                  The Investment Advisor may waive or reimburse its management fee in whole or in part provided that the fee is waived or reimbursed to all shares of the Fund in proportion to the relative average daily net asset values.

                  The Investment Advisor or a related entity who charges a fee for a Class Expense may waive or reimburse that fee in whole or in part only if the revised fee more accurately reflects the relative cost of providing to each Multi-Class Portfolio the service for which the Class Expense is charged.

                  The Distributor may waive or reimburse a Rule 12b- 1 Plan fee payment in whole or in part, provided that the fee is waived or reimbursed to all shares of the relevant class of the Multi-Class Portolio in proportion to the relative average daily net asset values.

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         c.       Exchange Privileges
                  -------------------

         Shareholders of a Multi-Class Portfolio may exchange shares of a particular class for shares of the same class in any other affiliated Phoenix Fund, for which exchange privileges are available, at the relative net asset values of the respective shares to be exchanged and with no sales charge, provided the shares to be acquired in the exchange are, as may be necessary, qualified for sale in the shareholder's state of residence and subject to the applicable requirements, if any, as to minimum amount. Shareholders of Class T of the Phoenix-Goodwin Multi-Sector Short Term Bond Fund may exchange shares of such class for class C shares in any other affiliated Phoenix Fundfor which exchange privileges are available, at the relative net asset values of the respective shares to be exchanged and with no sales charge, provided the shares to be acquired in the exchange are, as may be necessary, qualified for sale in the shareholder's state of residence and subject to the applicable requirements, if any, as to minimum amount. Each Multi-Class Portfolio reserves the right to temporarily or permanently terminate exchange privileges, impose conditions upon the exercising of exchange privileges, or reject any specific order from anyone whose transactions seem to follow a timing pattern, including those who request more than one exchange out of a Multi-Class Portfolio within any thirty (30) day period. Each Multi-Class Portfolio reserves the right to terminate or modify these exchange privileges at any time upon giving prominent notice to shareholders at least 60 days in advance.

         d.       Conversion Feature
                  ------------------

         Class B Shares of a Multi-Class Portfolio will automatically convert to Class A Shares of that portfolio, without sales charge, at the relative net asset values of each such classes, not later than eight years (seven years for Phoenix Portfolios) from the acquisition of the Class B Shares. The conversion of Class B Shares to Class A Shares is subject to the continuing availability of an opinion of counsel or a ruling from the Internal Revenue Service to the effect that the conversion of shares does not constitute a taxable event under federal income tax law.

3.       Board Review
         ------------

         a. Approval of 2004 Amended and Restated Plan Pursuant to Rule 18f-3 under the Investment Company Act of 1940.

         The Board of Trustees, including a majority of the Independent Trustees, at a meeting held in August 2004, approved the 2004 Amended and Restated Plan Pursuant to Rule 18f-3 under the Investment Company Act of 1940 based on a determination that the Plan, including the expense allocation, is in the best interests of each class and Multi-Class Portfolio individually and of the Funds. Their determination was based on their review of information furnished to them that they deemed reasonably necessary and sufficient to evaluate the Plan.

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


         b.       Approval of Amendments
                  ----------------------

         The Plan may not be amended materially unless the Board of Trustees, including a majority of the Independent Trustees, have found that the proposed amendment, including any proposed related expense allocation, is in the best interests of each class and Multi-Class Portfolio individually and of the Funds. Such funding shall be based on information required by the Board and furnished to them that the Board deems reasonably necessary to evaluate the proposed amendment.

         c.       Periodic Review
                  ---------------

         The Board shall review reports of expense allocations and such other information as they request at such times, or pursuant to such schedule, as they may determine consistent with applicable legal requirements.

4.       Contracts
         ---------

         Any agreement related to the Multi-Class System shall require the parties thereto to furnish to the Board of Trustees, upon their request, such information as is reasonably necessary to permit the Trustees to evaluate the Plan or any proposed amendment.

5.       Effective Date
         --------------

         The 2004 Amended and Restated Plan Pursuant to Rule 18f-3 under the Investment Company Act of 1940, having been reviewed and approved by the Board of Trustees and the Independent Trustees, shall take effect as of the first day of each Fund's current fiscal year.

6.       Amendments
         ----------

         The Plan may not be amended to modify materially its terms unless such amendment has been approved in the manner specified in Section 3(b) of this Plan.

                                                            SCHEDULE A
                                                      (as of August 17, 2004)

                                                               Class A     Class B     Class C     Class T      Class X     Class Y
                                                               -------     -------     --------    -------      -------     -------
Phoenix Equity Trust
   Phoenix-Aberdeen Worldwide Opportunities Fund                   X           X           X

Phoenix Equity Series Fund:
   Phoenix-Oakhurst Growth & Income Fund                           X           X           X

Phoenix-Goodwin California Tax-Exempt Bond Fund                    X           X

Phoenix Institutional Mutual Funds
   Phoenix Institutional Bond Fund                                                                                  X           X

Phoenix Investment Trust 97:
   Phoenix Small Cap Value Fund                                    X           X           X
   Phoenix-Oakhurst Value Equity Fund                              X           X           X

Phoenix-Kayne Funds
   Phoenix-Kayne California Intermediate Tax-Free Bond Fund                                                         X
   Phoenix-Kayne Intermediate Total Return Bond Fund                                                                X
   Phoenix-Kayne International Fund                                X           X           X                        X
   Phoenix-Kayne Rising Dividends Fund                             X           X           X                        X
   Phoenix-Kayne Small-Mid Cap Fund                                X           X           X                        X

Phoenix Multi-Portfolio Fund:
   Phoenix-Aberdeen International Fund                             X           X           X
   Phoenix-Duff & Phelps Real Estate Securities Fund               X           X           X
   Phoenix-Goodwin Emerging Markets Bond Fund                      X           X           X
   Phoenix-Goodwin Tax-Exempt Bond Fund                            X           X

Phoenix Multi-Series Trust
   Phoenix-Goodwin Multi-Sector Fixed Income Fund                  X           X           X
   Phoenix Goodwin Multi-Sector Short Term Bond Fund               X           X           X            X           X

Phoenix-Oakhurst Income & Growth Fund                              X           X           X

Phoenix-Oakhurst Strategic Allocation Fund                         X           X           X

Phoenix Partner Select Funds
   Wealth Builder Fund                                             X                       X
   Wealth Guardian Fund                                            X                       X

Phoenix Portfolios
   Phoenix Market Neutral Fund                                     X           X           X

Phoenix Seneca Funds
   Phoenix-Seneca Bond Fund                                        X           X           X                        X
   Phoenix-Seneca Mid-Cap "Edge" Fund                              X           X           X                        X
   Phoenix-Seneca Equity Income Fund                               X           X           X                        X


                                                      SCHEDULE A (CONTINUED)
                                                      (as of August 17, 2004)

                                                               Class A     Class B     Class C     Class T      Class X     Class Y
                                                               -------     -------     --------    -------      -------     -------
Phoenix Series Fund:
   Phoenix-Duff & Phelps Core Bond Fund                            X           X           X
   Phoenix-Engemann Aggressive Growth Fund                         X           X           X
   Phoenix-Engemann Capital Growth Fund                            X           X
   Phoenix-Goodwin High Yield Fund                                 X           X           X
   Phoenix-Goodwin Money Market Fund                               X
   Phoenix-Oakhurst Balanced Fund                                  X           X

Phoenix Strategic Equity Series Fund:
   Phoenix-Seneca Growth Fund                                      X           X           X                        X
   Phoenix-Seneca Strategic Theme Fund                             X           X           X


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